Exhibit 99.2
FINAL TRANSCRIPT GBE — Q2 2009 Grubb & Ellis Earnings Conference Call Event Date/Time: Aug. 06. 2009 / 2:30PM GMT

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
CORPORATE PARTICIPANTS
Mike Rispoli
Grubb & Ellis — SVP — IR
Gary Hunt
Grubb & Ellis — Interim CEO
Rich Pehlke
Grubb & Ellis — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Will Marks
JMP Securities — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen. And welcome to the Second Quarter 2009 Grubb & Ellis Earnings Conference Call. My name is Keisha, and I will be your operator for today. At this time, all participants are in listen-only mode. We will conduct a question and answer session towards the end of this conference.
(Operator Instructions)
I would now like to turn the call over to Mr. Mike Rispoli, Senior Vice President of Investor Relations. Please proceed.
Mike Rispoli - Grubb & Ellis — SVP — IR
Thank you, operator. And good morning, everyone. And thank you for joining us this morning. Before Gary Hunt, our Interim Chief Executive Officer provides his opening remarks, I would like to remind you that this call is being webcast live and will be archived and available for replay. The replay may be accessed from the Investor Relations section of the Grubb & Ellis website.
Comments made during this call may include certain forward-looking statements. Actual results and the timing of certain events could materially differ from forward-looking information discussed on this call. Factors that may cause such results to differ are set forth in the Company’s second quarter earnings release issued today and the Company’s filings with the Securities and Exchange Commission.
In an effort to present a more complete financial and narrative description of the results of operations, the Company has provided non-GAAP financial measures. These financial measures exclude the impact of non-cash items, such as charges related to sponsored programs, real estate-related impairments, and stock-based compensation, as well as the impact of merger-related costs incurred in the prior year.
As required by SEC regulations, the Company has provided reconciliations of these non-GAAP measures in both its earnings releases and related SEC filings. Now I will turn the call over to Gary Hunt.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
Gary Hunt - Grubb & Ellis — Interim CEO
Thank you, Mike. And good morning, ladies and gentlemen. And thank you for joining us today. With me on the call is Rich Pehlke, our Chief Financial Officer. Following my opening remarks, Rich will review our performance and provide some context for the results we reported this morning.
For those of you who make it a point to listen to our quarterly conference calls, I’m sure I’m going to sound a bit like a broken record. However, there has been little change from what we’ve reported for the past year. The economy in general and the operating environment for commercial real estate services and investment firms like Grubb & Ellis in particular continues to be extremely challenging. Both our most recent second quarter and six-month results reflect the continued slowdown in leasing throughout all sectors and a stalled investment sales market.
Give you some perspective, prolonged recession and specifically continued job losses send second quarter vacancy rates higher across the four core property types — office, industrial, retail, and family — multi-family. Based on our analysis, leasing activity in the second quarter of 2009 was down nearly a third from a year ago. Effective rental rates were down 16% to 22% over the past year, depending on the property type.
Consensus appears to be that the recession is close to a bottom and the GDP will expand in the second half of 2009. However, the labor market, which is the single most important driver of demand for commercial real estate is a lagging indicator. And it may not bottom out until sometime in the first half of 2010.
Given this scenario, leasing fundamentals for the four core property types are likely to soften at a fairly rapid pace over the next six months, with office and industrial vacancy rates increasing by as much as 150 to 200 basis points by year end. Rental rates could fall another 3% to 5% during this same period.
We do not expect to see an increase in leasing volume until sometime in 2010. Lease sizes will remain below average. And tenants will continue to show a preference for short-term lease extensions over the new five-year leases.
Sales of the four core property type sale types totaled $8.6 billion and $17.5 billion in the second quarter and first half of 2009, respectively, according to Real Capital Analytics. This is a drop of 77% from the second quarter of last year and 78% from the first six months of 2008.
Investment sales may finally begin to pick up toward the end of 2009, fueled by the rapid increase in distressed loans and assets. The regulations governing CMBS provide far less flexibility for the servicers to alter the terms of the original loans. Banks, however, appear more willing to extend loan terms, assuming borrowers are current with their payments because they are not anxious to take the properties back, concerned as they are about their own capital reserve ratios.
Nonetheless, the wave of foreclosures is likely to build through the next two to three years, creating opportunities for investors with equity and good relationships with financially sound lenders.
Based on these expectations, we do not anticipate noticeable improvement in the operating environment with the commercial real estate services industry this year. And the improvement next year is likely to be gradual.
Our view from the onset of the downturn has been to focus on what we can control, which is to serve the needs of our clients and strengthen these relationships by providing exceptional client service and innovative solutions to the real estate issues they are facing. In support of this strategy, we have continued to make investments to position the Company to achieve its long-term growth objectives, which are based on delivering integrated real estate solutions to corporate users and individual and institutional investors around the globe.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
Those objectives are to better serve clients by recruiting more experienced, productive brokerage sales professionals, expand our platform to capture more corporate outsourcing business, and leveraging our investment management expertise to grow assets under management through the introduction of new real estate-related investment programs.
I’m very please to report that during the second quarter we made progress across the board. Although Rich is going to provide more detail in his remarks, I do want to highlight a few of our accomplishments in each of these areas.
We have recruited an additional 13 senior-level brokerage sales professionals during the quarter, bringing to 68 the total number of sales professionals recruited over the past 12 months. We significantly expanded the Company’s capital markets platform, adding corporate finance and mortgage banking capabilities that will allow us to better serve both our corporate and institutional clients. Our global client services business, which serves the needs of our largest corporate clients added 20 new property and facilities management assignments during the quarter.
On the investment side of our business, we have announced the formation of a joint venture with Meridian Companies. In addition, the follow-on offering to Grubb & Ellis Apartment REIT was declared effective by the Securities and Exchange Commission. And one of the funds offered through our mutual fund subsidiary Grubb & Ellis Alesco Global Advisors was the top performing fund among the 274 real estate mutual funds tracked by Morningstar through the first half of 2009.
Rich will provide more color on these activities in a few moments. However, I wanted to emphasize that these are significant accomplishments and evidence of the fact that despite the challenging economy, we are staying on task, strengthening the Company for the long term.
And with that introduction, I’d now like to turn the call over to Rich Pehlke, our Chief Financial Officer. Rich?
Rich Pehlke - Grubb & Ellis — EVP, CFO
Thanks, Gary. And good morning, everyone. By now, you’ve had a chance to review the results we issued this morning. I’ll review our second quarter and six-months results. And my comments this morning are designed to put those results into context as they relate to the current operating environment and the progress we continue to make to position the Company for when the market begins to recover.
So I’ll begin with the second quarter and first half results for 2009, which were obviously impacted by economic and industry conditions. The company reported second quarter revenue of $124.6 million, which was down from the $158.4 million in the comparable year-ago period. For the first six months of 2009, the Company reported total revenue of $244.8 million, down from $310.7 million in 2008.
The net loss for the quarter was $32.8 million, or $0.52 per share. For the first six months of 2009, the Company reported a net loss of $74.3 million, or $1.17 per share.
We reported adjusted EBITDA for both the second quarter of 2009, which was negative $9.3 million, which excluded the following charges that were reported in our GAAP numbers — $9.7 million in charges related to the Company’s investment management programs; $2 million in real estate-related impairments; and $5.1 million of stock-based compensation and amortization of signing bonuses for investment or brokerage professionals.
For the first six months of 2009, the Company reported adjusted EBITDA of negative $25.8 million compared with positive adjusted EBITDA of $20 million in the same period a year ago. The first-half, again, of adjusted EBITDA results excluded the following charges, similar in nature to what I just described.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
But there were $14.4 million in charges related to the Company’s investment management programs; $12.2 million in real estate-related impairments; and $10 million of stock-based compensation and amortization of signing bonuses. As we’ve said in previous quarters, these charges did not have cash impact on our results and our balance sheet.
As Gary said, despite the tough environment, Grubb & Ellis has not lost sight of our need to deliver excellent client service. As a service company, we believe focusing our efforts around serving the needs of our clients will translate into market share gains and higher productivity of our brokerage sales professionals.
And while there is evidence of momentum within the business, it is not yet translating to the type of revenue growth we’d like to see, especially in these economic conditions. The one exception continues to be our global client services business, where the majority of this revenue is booked in our management services segment.
Our global client services business, which serves the facilities management and transaction services needs of our largest multi-market corporate clients continued to see steady growth in the second quarter. Through June 30th this year, Grubb & Ellis won new or expanded corporate facilities management assignments totaling 6.3 million square feet. Although a large number of these assignments came from existing client relationships, the increase can also be attributed to the growing trend of corporate outsourcing among companies and our own efforts of going to market with an integrated service offering.
Second quarter management services revenue was up 10% to $66.6 million. The segment generated revenue of $132.2 million for the first half of 2009, compared with $122.4 million in the comparable-year period. Year to date, the revenue was up 8%. So the trend is stronger as we continue through 2009.
The 20 new property and facilities management assignments Gary mentioned earlier added 4 million square feet to our management portfolio in the second quarter. Year to date, total square feet under management grew by 11 million square feet with a significant amount of this increase coming from, again, existing client relationships. We believe this reinforces the expertise of our people and their commitment to quality service.
The rising unemployment rates and stalled investment sales market Gary mentioned briefly continues to impact the performance of our transaction services business, where revenue was down 31% in the quarter and 37% year to date over the prior-year periods. Through June 30th, our leasing activity was down 21% year over year. And we saw a 69% decrease in revenue from investment sales.
Now to put this in context, this compares with 33% and 78% year-over-year declines in the leasing and investment sales activity industry wide, which is according to our statistics as well as much of our analysis of the industry in our competitive arena. So while we’re not satisfied with the results, we are reassured that we’re continuing to increase market share in this segment.
We believe these gains can be attributed to the efforts we’ve made to improve productivity of our brokerage professionals. And while this is not a new goal, we have been more successful in our recruiting efforts over the last 12 months and have had more success in this area than during any period in the Company’s recent history. Current industry conditions, the quality of our leadership, and the platform Grubb & Ellis offers has allowed us to significantly upgrade the productivity potential of our brokerage sales professionals.
Since this initiative began in earnest in July 2008, we’ve added a total of 68 brokers at the VP level and above. These individuals have a combined average three-year production of more than $44 million of revenue.
We’ve also taken advantage of market conditions to expand our services offerings. Jeff Shell, one of the industry’s top corporate finance real estate professionals is leading our corporate finance practice. Jeff and his team joined from Cushman & Wakefield in May. And they’ve already become an integral part of our corporate services platform.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
In addition, within the span of one month, we’ve build a credible commercial mortgage brokerage capability with the addition of experience professionals in Chicago, Dallas, and San Francisco. The six-person Chicago team led by Joel Simmons and Steve Roth, who spent their entire 25-year careers with Cohen Financial, joined us earlier this week.
These hires are part of our strategy to be able to provide comprehensive integrated solutions, solutions that will allow us to better serve our clients’ needs as they look to maximize the value of their real estate holdings in the current environment as well as longer term when the market returns to what we hope is more normalized levels.
Recruiting is just one avenue we’ve taken to enhance the services offerings. We’ve gone from resources throughout the organization to establish a financial services asset management practice dedicated to helping financial services firms resolve issues, recover value and manage risk in dealing with the distressed real estate debt and properties. And although we expect distressed asset sales and the need for our services to pick up in the coming year, this group has already secured several noteworthy assignments.
On the investment side of the business, we continue to increase the distribution channels for our investment programs by establishing new selling agreements with broker-dealer firms. As a result, our public non-traded REIT investment products continue to gain market share. According to industry statistics, Grubb & Ellis was ranked number one in total non-traded REIT equity raised for the first six months of 2009 with a 12.7% market share of the public non-traded REIT market at June 30th, up from 4% a year earlier.
Investment management revenue totaled $13.4 million for the quarter and $29.1 million for the first six months of 2009. And this compares to a revenue of $35 million and $60.4 million, respectively, in the prior-year periods.
We continue to raise equity for our broker-dealer network at record-setting levels on behalf of Grubb & Ellis Healthcare REIT. However, due to a number of factors, including market conditions, the REIT is deploying that equity at a slower pace than a year ago, which is resulting into lower acquisition fees. Fees from acquisitions and dispositions were down 90% in the second quarter and 95% year to date.
Through June 30th, the Company’s investment programs raised an aggregated of approximately $421 million of equity compared with $516 million in the first six months of 2008. The decrease can be attributed to lower capital raises within the Company’s tenant-in-common and private client wealth management programs.
Approximately 97% of the total equity raised came from sales of our non-traded REITs for the first half of this year, which raised $406.5 million through the first six months. At June 30th, the Company’s assets under management as measured by original purchase price totaled $6.9 billion, up from $6.8 billion at March 31st.
Last quarter, we mentioned that we planned to leverage the strong investment appeal of non-traded REITs as well as our success in this sector to introduce a new series of products. In June, we announced the formation of Energy & Infrastructure Advisors, a joint venture with Meridian Companies. We intend to use this new entity to sponsor retail and institutional investment products focused on opportunities in the energy and infrastructure sectors.
As Gary reported, late last month, we announced that the follow-on offering to Grubb & Ellis Apartment REIT’s initial public offering was declared effective by the SEC. One of the Company’s two publicly registered non-traded REIT products, the Grubb & Ellis Apartment REIT, is offering up to 100 million shares of its common stock at $10 a share and up to an additional 5 million shares under its distribution reinvestment plan at $9.50 per share.
In addition, we expect the registration statement for the proposed $3.3 billion public offering of Grubb & Ellis Healthcare REIT 2 to be declared effective in the near future. The REIT has similar investment objectives to the current Grubb & Ellis Healthcare REIT for which our advisory agreement will end in September.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
The acquisition of Alesco Global Advisors, which was completed just shortly before the Grubb & Ellis merger with NNN, and it held the potential of creating the family of real estate-related mutual funds. Although they’re just in the early stages, Grubb & Ellis Alesco Global Advisors manages three mutual funds. Grubb & Ellis AGA International Fund was the top performing fund for the first six months of the year. In addition, according to Morningstar, Grubb & Ellis AGA — excuse me — Realty Income Fund ranked number seven. And Grubb & Ellis U.S. Realty Fund ranked number 14. These are impressive starts for these funds.
We’re very pleased with our performance. And we believe there are tremendous opportunities to meld our real estate investment expertise with Grubb & Ellis’s nationwide network of real estate services professionals and strong research platform to provide investors with even more options as they strive to meet their real estate investment objectives.
In today’s environment, positioning our businesses for long-term growth has been the first half of the equation. It has been just as critical to focus on our balance sheet and the liquidity. We continue to manage our expenses and cash flow extremely closely. Compensation expense showed a sequential decrease in the second quarter, largely a result of the cost reductions we implemented throughout 2008 and during the first quarter of 2009. The majority of our expenses are related to compensation and reimbursable cost directly attributable to revenue production.
Second quarter G&A, excluding the $9.7 million charge related to the Company’s investment management programs, were down 5% to $21.4 million. At June 30th, cash and cash equivalents stood at $14.8 million compared with $14.1 million at March 31st. During the quarter, the Company completed the disposition of Danbury Corporate Center, the largest of the five real estate assets held for sale. Net proceeds from this sale were applied against the Company’s revolving credit facility.
Our credit agreement requires us to use commercially reasonable efforts to dispose of the four remaining assets held on our balance sheet. We determined that one of the assets, for which we have $10 million in recourse under the mortgage loan, no longer met the criteria to be classified as held for sale due to the elective disposition of this property in the near term. And as such, we have classified this asset as held for investment on our balance sheet.
At June 30th, we had net outstanding borrowings on our credit facility of $66.3 million, which reflects a net pay down of $1 million on the line during the second quarter. We borrowed an additional $1 million on the line in the month of July to fund additional working capital requirements. I will now turn the call to Gary for concluding remarks.
Gary Hunt - Grubb & Ellis — Interim CEO
Thank you, Rich. Since the commercial real estate industry typically lags the general economy, we expect market conditions to remain challenging for the foreseeable future. Given this scenario, it is more important than ever that we continue to focus on what we can control, servicing our clients and program investors, making Grubb & Ellis a company that attracts and retains top talent, and managing our expenses effectively so we can continue to build on our platforms. These are all areas in which we are excelling. We believe that this strategy will not only allow us to navigate the current environment but position us well for when the market does turn.
At this point, I would like to open the call to your question. Operator, would you please explain the process?
QUESTIONS AND ANSWERS
Operator
(Operator Instructions), Our first question comes from the line of Will Marks with JMP Securities. Please proceed.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
Will Marks - JMP Securities — Analyst
Thank you. Good morning, Gary. Good morning, Rich.
Gary Hunt - Grubb & Ellis — Interim CEO
Hey, Will.
Will Marks - JMP Securities — Analyst
Can you expand a little bit on the four assets and exact plans and timeline?
Rich Pehlke - Grubb & Ellis — EVP, CFO
Sure. As I mentioned in my remarks, we have the responsibility per our credit facility agreement to make commercially reasonable efforts to dispose of the assets. And in the case of all four assets, there’s non-recourse debt with the exception of one asset, which is $10 million of recourse. In our efforts to date, we have not seen the ability to exit that asset at a point where we would avoid the recourse. And as a result, we are reclassifying that on our balance sheet, as I mentioned.
In the other three assets, we have active programs going on right now with the lenders in terms of either possible sales or other transactions to exit the assets and move them off our balance sheet.
Will Marks - JMP Securities — Analyst
With the first one, I was a little confused. So classified as for investment meaning —?
Rich Pehlke - Grubb & Ellis — EVP, CFO
Well, meaning basically we’re not going to — we think in the near term we’re not going to be able to sell the asset based upon market indications.
Will Marks - JMP Securities — Analyst
Okay.
Rich Pehlke - Grubb & Ellis — EVP, CFO
And we basically reclassed it back on our balance sheet.
Will Marks - JMP Securities — Analyst
Okay. So you’ll just hold it for —
Rich Pehlke - Grubb & Ellis — EVP, CFO
Yes, we will continue to look for ways — I’ve repeatedly stated this. Our objective long term is not to be holding hard assets.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
Will Marks - JMP Securities — Analyst
Okay. Let’s see. Second, on the — you gave stats on sales and leasing I think for the six months I know in the press release. And I missed what you said on the call. But can you give for the three months?
Rich Pehlke - Grubb & Ellis — EVP, CFO
In terms of sales and leasing activity?
Will Marks - JMP Securities — Analyst
Yes.
Rich Pehlke - Grubb & Ellis — EVP, CFO
In the current quarter, the mix has really been about — we’ve actually gone to about 80%-20% right now in terms of leasing activity versus investment sales. And as you may recall, we’ll generally — historically, we’ve been probably closer to 50%-50% or somewhere between 55%-45%. I mean, the dramatic drop in investment transactions clearly industry wide has caused that mix to shift pretty dramatically. And in absolute dollars, both are down year over year in terms of levels of activity.
Will Marks - JMP Securities — Analyst
Okay. I guess I think you gave us that in the first quarter. So I could figure out what they were by — I think the numbers you gave in the second.
Rich Pehlke - Grubb & Ellis — EVP, CFO
Right.
Will Marks - JMP Securities — Analyst
Okay. Anyway, moving on, the margin on the property management business — I know when you — I think prior to your merger, you really weren’t making much money if any in that area. But as I recall, it has become profitable. Can you talk about that?
Rich Pehlke - Grubb & Ellis — EVP, CFO
In management services?
Will Marks - JMP Securities — Analyst
Yes.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
Rich Pehlke - Grubb & Ellis — EVP, CFO
Yes, in fact, you’ll notice that in our press release we did disclose our segment data for both the quarter and the six months. And what you’ll see is that on an operating segment, management services is positive, both for the quarter and for the year to date. We continue to grow that business in an increasing rate, which is very healthy.
This is a business that we’ve been by strategy trying to build a bigger base of business on. It’s a much more steady cash flow. And while not extremely high margins, it can be a good margin business. And it’s a business we do exceptionally well. And so we’re very pleased with the progress that we’ve made there.
Will Marks - JMP Securities — Analyst
Great. Thanks. Sorry. I hadn’t seen. Now I see.
Rich Pehlke - Grubb & Ellis — EVP, CFO
Yes, well, and so we’ve — we’re not going to make this available on a regular basis hopefully with the earnings call.
Will Marks - JMP Securities — Analyst
Okay. Great. And moving on, in the — your investment management programs, the area where it’s been successful, lately where there’s been business is the REIT area. Can you discuss really your competitive advantage in that area? We’re starting to see a lot of people who weren’t traditionally doing this actually trying to raise money in that area.
Rich Pehlke - Grubb & Ellis — EVP, CFO
I’m sorry. Repeat the question.
Will Marks - JMP Securities — Analyst
Well, I’m trying to figure — it has become the thing to do to start a public non-listed REIT or to raise capital for one. And you guys have been doing this for awhile through NNN. And does this give you a competitive advantage? Do broker-dealers know you guys more? I’m just trying to figure out if —
Rich Pehlke - Grubb & Ellis — EVP, CFO
Sure. I think our people would tell you we believe we do have a competitive advantage. And we certainly think that the relationships with the broker-dealer network are absolutely critical. I go back to one of the fundamental reasons behind the merger between NNN and Grubb & Ellis.
And probably the greatest benefit that came from the merger was the fact that we were able to achieve relationships with tier I broker-dealers. And that was because they believed in the brand. And they also believed in the financial integrity of the organization and the leadership of the organization to take it up a step because it was a public company. It would be Sarbanes-Oxley compliant. And that’s important in the broker-dealer network.
And so as we are now progressing in our efforts to move to our next generation of products, we think that will be very important. Our ability to raise money is key, as we’ve said many times. A lot of — we’ve raised a lot of money for the healthcare REIT. There’s been an industry factor that has been driving the level of transaction activity, which has impacted the timing of cash flow and

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
profitability in that business. But over time, we expect that to be cured. And we’re going to continue to develop and introduce to the environment and the distribution channels we believe products that will be very successful and very appropriate for their sectors.
Will Marks - JMP Securities — Analyst
Okay. Great. Let me ask you one more question on base business on the leasing side. I’m not necessarily hearing this from other companies. But just talking to brokers, it seems like most of the business done through first half of this year has been — there’s been a lot of renewals, short-term leases, which would mean lower commissions. Is — would you say that this should lead to a better pipeline going forward because not only do you have regular five-year leases expiring, but you have short-term leases that have been signed recently expiring?
Rich Pehlke - Grubb & Ellis — EVP, CFO
I think it’s going to be a combination of both. We’ve said previously — and we still believe it — the interesting thing about this environment is based upon the quality of the — first of all, the quality of the professionals that we’ve added and can’t complement Jack and his team enough for what they’ve done there.
Our folks have been deeply engaged. I mean, this has not been an environment where people have been sitting around. I mean, there’s a lot of interest still. And there’s a lot of activity. It’s just taking a longer time for deals to consummate, both on the leasing front and on the transaction front.
There have been some short-term deals. And they have been done at lower rates. But there’s a big pent-up demand I think in both areas as people start to feel either better about the economic environment and better about their own industries or company’s performance. And they may take advantage of lower rates and do bigger deals or do longer deals. And so it will create — at the end of the day, it’s got to create velocity. That’s what we need. We need to see velocity increase. And I think we can more than compensate for maybe differences in deal size or deal values if we see velocity return to some kind of normalized level.
And while we’re talking, Will, just to go back to your one point, if you look at a quarter ago, our leasing versus sales activity was probably 65%-35%. And we probably saw absolute leasing dollars go down probably close to 15% and sales dollars go down by more than half. So it can really vary at a year-over-year basis for the quarter. That’s for the quarter.
Will Marks - JMP Securities — Analyst
Great. Well, thank you. Just one final quick questions, and that is — can you just remind us what your covenant requirement is for September for paying down debt?
Rich Pehlke - Grubb & Ellis — EVP, CFO
Yes, we have a key objective that by the end of September we have a payment due on our credit facility of just over $27 million that’s been disclosed in our publicly filed documents. We’ve made no secret of the fact that we’ve been working with an outside advisor to work on our capital structure and our capital needs. And we’re very focused on that. And given that timeline, it’s obviously — I can’t appropriately comment much more than that at this time. But it’s a pretty short window. And so needless to say, we’re very focused on it.

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FINAL TRANSCRIPT
Aug. 06. 2009 / 2:30PM, GBE — Q2 2009 Grubb & Ellis Earnings Conference Call
Will Marks - JMP Securities — Analyst
Okay. Perfect. Thank you very much.
Rich Pehlke - Grubb & Ellis — EVP, CFO
Thanks, Will.
Operator
With no further questions in the queue, I would like to turn the call back over to Gary Hunt for closing remarks. You may proceed.
Gary Hunt - Grubb & Ellis — Interim CEO
Thank you, operator. And thank, everybody, for joining us on the call this morning. We appreciate your interest in Grubb & Ellis and look forward to speaking to you again very shortly when we release our third quarter results. Everybody have a nice day. Bye, bye.
Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.

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